Exhibit 3.1

ARTICLES

ALGOMA STEEL GROUP INC. (the “Company”)

Incorporation number: BC1295908

TABLE OF CONTENTS

1. Interpretation		1
1.1.	Definitions	1
1.2.	General	2
1.3.	Special Majority	2
1.4.	Business Corporations Act and Interpretation Act Definitions Applicable	2

2. Shares and Share Certificates		2
2.1.	Authorized Share Structure	2
2.2.	Form of Share Certificate	3
2.3.	Shareholder Entitled to Certificate or Acknowledgement	3
2.4.	Delivery by Mail	3
2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement	3
2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	3
2.7.	Recovery of New Share Certificate	4
2.8.	Splitting Share Certificates	4
2.9.	Certificate or Acknowledgement Fee	4
2.10.	Recognition of Trusts	4

3. Issue of Shares		4
3.1.	Directors Authorized	4
3.2.	Commissions and Discounts	5
3.3.	Brokerage	5
3.4.	Conditions of Issue	5
3.5.	Share Purchase Warrants and Rights	5

4. Share Registers		5
4.1.	Central Securities Register	5
4.2.	Appointment of Agent	6

5. Share Transfers		6
5.1.	Registering Transfers	6
5.2.	Form of Instrument of Transfer	6
5.3.	Transferor Remains Shareholder	7
5.4.	Signing of Instrument of Transfer	7
5.5.	Enquiry as to Title Not Required	7
5.6.	Transfer Fee	7

6. Transmission of Shares		7
6.1.	Legal Personal Representative Recognized on Death	7
6.2.	Rights of Legal Personal Representative	8

7. Purchase of Shares		8
7.1.	Company Authorized to Purchase Shares	8

7.2.	Purchase When Insolvent	8
7.3.	Sale and Voting of Purchased Shares	8

8. Borrowing Powers		8

9. Alterations		9
9.1.	Alteration of Authorized Share Structure	9
9.2.	Special Rights and Restrictions	9
9.3.	Change of Name	10
9.4.	Other Alterations	10

10. Meetings of Shareholders		10
10.1.	Annual General Meetings	10
10.2.	Calling and Location of Meetings of Shareholders	10
10.3.	Notice for Meetings of Shareholders	10
10.4.	Record Date for Notice and Voting	11
10.5.	Failure to Give Notice and Waiver of Notice	11
10.6.	Notice of Special Business at Meetings of Shareholders	11
10.7.	Class Meetings and Series Meetings of Shareholders	11
10.8.	Electronic Meetings	11
10.9.	Electronic Voting	11

11. Proceedings at Meetings of Shareholders		12
11.1.	Special Business	12
11.2.	Quorum	12
11.3.	Persons Entitled to Attend Meeting	12
11.4.	Requirement of Quorum	12
11.5.	Lack of Quorum	13
11.6.	Lack of Quorum at Succeeding Meeting	13
11.7.	Chair	13
11.8.	Adjournments	13
11.9.	Notice of Adjourned Meeting	13
11.10.	Decisions by Show of Hands or Poll	14
11.11.	Declaration of Result	14
11.12.	Motion Need Not be Seconded	14
11.13.	Casting Vote	14
11.14.	Manner of Taking Poll	14
11.15.	Demand for Poll on Adjournment	15
11.16.	Chair Must Resolve Dispute	15
11.17.	Casting of Votes	15
11.18.	Demand for Poll Not to Prevent Continuance of Meeting	15
11.19.	Retention of Ballots and Proxies	15

12. Votes of Shareholders		15
12.1.	Number of Votes by Shareholder or by Shares	15
12.2.	Votes of Persons in Representative Capacity	15
12.3.	Votes by Joint Holders	16
12.4.	Legal Personal Representatives as Joint Shareholders	16
12.5.	Representative of a Corporate Shareholder	16
12.6.	Appointment of Proxy Holders	16

12.7.	Alternate Proxy Holders	16
12.8.	Deposit of Proxy	16
12.9.	Validity of Proxy Vote	17
12.10.	Form of Proxy	17
12.11.	Chair May Determine Validity of Proxy	17
12.12.	Revocation of Proxy	17
12.13.	Waiver of Proxy Time Limits	18
12.14.	Revocation of Proxy Must Be Signed	18
12.15.	Production of Evidence of Authority to Vote	18

13. Directors		18
13.1.	First Directors; Number of Directors	18
13.2.	Additional Directors	19
13.3.	Directors’ Acts Valid Despite Vacancy	19
13.4.	Qualifications of Directors	19
13.5.	Remuneration and Reimbursement of Expenses	19

14. Election and Removal of Directors		19
14.1.	Election at Annual General Meeting	19
14.2.	Nomination of Directors	19
14.3.	Consent to be a Director	23
14.4.	Failure to Elect or Appoint Directors	23
14.5.	Directors May Appoint to Fill Vacancies	23
14.6.	Remaining Directors’ Power to Act	23
14.7.	Shareholders May Fill Vacancies	24
14.8.	Ceasing to be a Director	24
14.9.	Removal of Director by Shareholders	24
14.10.	Removal of Director by Directors	24

15. Powers and Duties of Directors		24
15.1.	Powers of Management	24
15.2.	Appointment of Attorney of Company	24

16. Interests of Directors and Officers		25
16.1.	Director Holding Other Office in the Company	25
16.2.	No Disqualification	25
16.3.	Director or Officer in Other Corporations	25

17. Proceedings of Directors		25
17.1.	Meetings of Directors	25
17.2.	Voting at Meetings	25
17.3.	Chair of Meetings	26
17.4.	Meetings by Telephone or Other Communications Medium	26
17.5.	Calling of Meetings	26
17.6.	Notice of Meetings	26
17.7.	When Notice Not Required	26
17.8.	Meeting Valid Despite Failure to Give Notice	27
17.9.	Waiver of Notice of Meetings	27
17.10.	Quorum	27
17.11.	Validity of Acts Where Appointment Defective	27

17.12.	Consent Resolutions in Writing	27

18. Committees AND Delegation of Authority		28
18.1.	Delegation of Authority	28
18.2.	Appointment and Powers of Committees	28
18.3.	Audit Committee	29
18.4.	Powers of Board	29
18.5.	Procedure	29

19. Officers		29
19.1.	Directors May Appoint Officers	29
19.2.	Functions, Duties and Powers of Officers	29
19.3.	Qualifications	30
19.4.	Remuneration and Terms of Appointment	30

20. Indemnification		30
20.1.	Mandatory Indemnification of Eligible Parties	30
20.2.	Indemnification of Other Persons	30
20.3.	Non-Compliance with Business Corporations Act	30
20.4.	Company May Purchase Insurance	30
20.5.	Indemnity Agreements	30

21. Dividends		31
21.1.	Payment of Dividends Subject to Special Rights	31
21.2.	Declaration of Dividends	31
21.3.	No Notice Required	31
21.4.	Record Date	31
21.5.	Manner of Paying Dividend	31
21.6.	When Dividend Payable	31
21.7.	Receipt by Joint Shareholders	31
21.8.	Dividend Bears No Interest	31
21.9.	Fractional Dividends	31
21.10.	Payment of Dividends	32
21.11.	Capitalization of Retained Earnings or Surplus	32
21.12.	Unclaimed Dividends	32

22. Accounting Records		32
22.1.	Recording of Financial Affairs	32
22.2.	Inspection of Accounting Records	32
22.3.	Remuneration of Auditor	32

23. Notices		33
23.1.	Method of Giving Notice	33
23.2.	Deemed Receipt	33
23.3.	Certificate of Sending	34
23.4.	Notice to Joint Shareholders	34
23.5.	Notice to Legal Personal Representatives and Trustees	34
23.6.	Undelivered Notices	34
23.7.	Omission and Errors	35
23.8.	Unregistered Shareholders	35

24. Seal AND EXECUTION OF INSTRUMENTS		35
24.1.	Who May Attest Seal	35
24.2.	Sealing Copies	35
24.3.	Mechanical Reproduction of Seal	35
24.4.	Execution of Instruments	36

25. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES		36
25.1.	Voting Rights	36
25.2.	Dividends	36
25.3.	Distribution of Assets	36

26. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE PREFERRED SHARES AS A CLASS		36
26.1.	Issuable in Series	37
26.2.	Special Rights and Restrictions of Series	37

v

ARTICLES

1.	INTERPRETATION

1.1.	Definitions

In these Articles, unless the context otherwise requires:

(1)	“Acknowledgement” means a non-transferable written acknowledgement of the shareholder’s right to obtain a certificate for shares of any class or series, including a direct registration system advice;

(2)

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules and regulations made or promulgated under any such statute and the published national instruments, multilateral instruments, forms, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada and the applicable securities laws of the United States, including the United States Securities Exchange Act of 1934, as amended, the United States Securities Act of 1933, as amended, and any applicable securities laws of any state of the United States;

(3)	“appropriate person” has the meaning assigned thereto in the Securities Transfer Act;

(4)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(5)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“business day” means any day other than a Saturday, Sunday or any statutory holiday in the province of British Columbia;

(7)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(8)	“legal personal representative” means the personal or other legal representative of a shareholder;

(9)	“protected purchaser” has the meaning assigned thereto in the Securities Transfer Act;

(10)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(11)

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means any one of them;

(12)	“seal” means the seal of the Company, if any; and

(15)	“Securities Transfer Act” means the Securities Transfer Act (British Columbia), as amended or re-enacted from time to time.

1.2.	General

In these Articles:

(1)	expressions referring to writing include printing, lithography, typewriting, photography, facsimile, e-mail, electronic and other modes of representing or reproducing words;

(2)	expressions referring to signing include facsimile and electronic signatures; and

(3)	the words “including”, “includes” and “include” means including (or includes or include) without limitation.

1.3.	Special Majority

(1)

For the purposes of the Articles and the Business Corporations Act, the majority of votes required for the Company to pass a special resolution at a general meeting is two-thirds of the votes cast on the resolution.

(2)

For the purposes of the Business Corporations Act, and unless otherwise provided in the Articles, the majority of votes required for shareholders holding shares of a class or series of shares to pass a special separate resolution is two-thirds of the votes cast on the resolution.

1.4.	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1.	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2.	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3.	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) an Acknowledgement, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or Acknowledgement and delivery of a share certificate or an Acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4.	Delivery by Mail

Any share certificate or Acknowledgement may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or Acknowledgement is lost in the mail or stolen.

2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or Acknowledgement is worn out or defaced, they must, on production to them of the share certificate or Acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or Acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or Acknowledgement, as the case may be.

2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a share certificate or an Acknowledgement if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate or Acknowledgement; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate or Acknowledgement may not assert against the Company a claim for a new share certificate or Acknowledgement where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7.	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of a transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any other person, other than a protected purchaser.

2.8.	Splitting Share Certificates

If a shareholder surrenders a share certificate or Acknowledgement to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates or Acknowledgements, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate or Acknowledgement so surrendered, the Company must cancel the surrendered share certificate or Acknowledgement and issue replacement share certificates or Acknowledgements in accordance with that request.

2.9.	Certificate or Acknowledgement Fee

There must be paid to the Company, in relation to the issue of any share certificate or Acknowledgement under Articles 2.5, 2.6 or 2.8, the amount, if any, which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors or the Company’s transfer agent.

2.10.	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1.	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2.	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4.	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5.	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1.	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form and may be made available for inspection in accordance with the Business Corporations Act by means of computer terminal or other electronic technology.

4.2.	Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

5.	SHARE TRANSFERS

5.1.	Registering Transfers

Subject to the Business Corporations Act and the Securities Transfer Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)

in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person;

(2)

in the case of an Acknowledgment in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the share be registered, from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person;

(3)

in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person; and

(4)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2.	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved from time to time by the Company or its transfer agent for the class or series of shares to be transferred.

5.3.	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4.	Signing of Instrument of Transfer

An instrument of transfer signed by a person contemplated in Article 5.1 constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the Acknowledgement deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5.	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any Acknowledgement of a right to obtain a share certificate for such shares.

5.6.	Transfer Fee

There must be paid to the Company or its transfer agent, in relation to the registration of any transfer, the amount, if any, determined by the Company or its transfer agent.

6.	TRANSMISSION OF SHARES

6.1.	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2.	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided appropriate evidence of appointment or incumbency, within the meaning of the Securities Transfer Act, and the documents required by the Business Corporations Act and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.	PURCHASE OF SHARES

7.1.	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2.	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3.	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1.	Alteration of Authorized Share Structure

Subject to Article 9.2, the Business Corporations Act, and the special rights and restrictions attached to any class or series of shares, the Company may:

(1)	by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

(e)	alter the identifying name of any of its shares;

and, if applicable, alter its Articles and Notice of Articles accordingly; or

(2)	by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Articles and Notice of Articles accordingly.

9.2.	Special Rights and Restrictions

Subject to the Business Corporations Act and the special rights and restrictions attached to any class or series of shares, the Company may by special resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and, if applicable, alter its Articles and Notice of Articles accordingly.

9.3.	Change of Name

The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or to adopt or change any translation of that name.

9.4.	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution of the shareholders alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1.	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was recognized under the Business Corporations Act, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2.	Calling and Location of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders. Subject to Article 10.8, the location of a meeting of shareholders shall be determined by the directors and may be within or outside British Columbia.

10.3.	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in these Articles to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.4.	Record Date for Notice and Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, any meeting of shareholders.

10.5.	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders, and any duly appointed proxy of a shareholder entitled to such notice, may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person (or duly appointed proxy) at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.6.	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must state:

(1)	the general nature of the special business; and

(2)	the text or any resolution to be submitted to the meeting in respect of such special business.

10.7.	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.8.	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephone, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communication facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

10.9.	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephone, electronic or other communication facilities, if the directors determine to make them available, whether or not persons entitled to attend participate in the meeting by means of communication facilities.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1.	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the election or appointment of directors;

(e)	the appointment of an auditor;

(f)	business arising out of a report of the directors not requiring the passing of a special resolution; and

(g)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2.	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares entitled to be voted at the meeting.

11.3.	Persons Entitled to Attend Meeting

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Business Corporations Act, the special rights and restrictions attaching to their shares or these Articles to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the directors.

11.4.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.5.	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the time and place determined by the chair of the board or by the directors.

11.6.	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.5(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

11.7.	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(3)	if neither the chair of the board nor the chief executive officer is present, or willing to act, any director.

11.8.	Adjournments

The chair of a meeting of shareholders may, and if so directed by ordinary resolution must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.9.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 45 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.10.	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair of the meeting or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.11.	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.10, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.12.	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.13.	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders shall not have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxy holder.

11.14.	Manner of Taking Poll

Subject to Article 11.15, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.15.	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.16.	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.17.	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.18.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.19.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three-month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1.	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has, in respect of each share entitled to be voted on the matter and held by that shareholder, that number of votes provided by the Articles or the Business Corporations Act and may exercise that vote either in person or by proxy.

12.2.	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands (or its functional equivalent) or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3.	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4.	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5.	Representative of a Corporate Shareholder

Any shareholder which is a corporation may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Company a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chair of the meeting. Any such representative need not be a shareholder.

12.6.	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. The instructing of proxy holders may be carried out by means of telephone, electronic or other communication facility in addition to or in substitution for instructing proxy holders by mail.

12.7.	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.8.	Deposit of Proxy

The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding non-business days), preceding the meeting, or an adjournment thereof, before which proxies must be deposited with the Company or its agent specified in such notice. Subject to Articles 12.13 and 12.14, a proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Company or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been so deposited or received by the secretary of the Company or by the chair of the meeting or any adjournment thereof prior to the time of voting. A proxy may be sent to the Company or its agent by written instrument, fax or any other method of transmitting legibly recorded messages and by using available telephone, electronic or other voting services as may be approved by the directors.

12.9.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.10.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be in the form approved by the directors or the chair of the meeting.

12.11.	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may, but need not, at his or her sole discretion, make determinations as to the acceptability of proxies deposited for use at the meeting, including the acceptability of proxies which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation or otherwise, and any such determination made in good faith shall be final and conclusive.

12.12.	Revocation of Proxy

Subject to Articles 12.13 and 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.13.	Waiver of Proxy Time Limits

Notwithstanding Articles 12.8 and 12.12, the chair of any meeting or the directors may, but need not, at his, her or their sole discretion waive the time limits for the deposit or revocation of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders, any proxy circular or specified in a proxy for the meeting and any such waiver shall be final and conclusive.

12.14.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15.	Production of Evidence of Authority to Vote

The board or chair of any meeting of shareholders may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote. Such request by the directors or the chair of any meeting shall be responded to as soon as reasonably possible.

13.	DIRECTORS

13.1.	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors shall be a minimum of three and a maximum of 20 and the number of directors, excluding additional directors appointed under Article 13.2, may be fixed within such range from time to time by the board of directors, whether previous notice thereof has been given or not.

13.2.	Additional Directors

Notwithstanding Article 13.1, between annual general meetings, the board of directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 13.2 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 13.2.

13.3.	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4.	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5.	Remuneration and Reimbursement of Expenses

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. The Company must reimburse each director for the reasonable expenses that he or she may incur in connection with the business of the Company.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1.	Election at Annual General Meeting

At every annual general meeting:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect a board of directors consisting of not more than the number of directors set by the directors pursuant to Article 13.1; and

(2)	all the directors cease to hold office upon the election or appointment of directors under paragraph 14.1(1), but are eligible for re-election or re-appointment.

14.2.	Nomination of Directors

(1)

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual general meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with the Business Corporations Act, or a requisition of the shareholders made in accordance with the Business Corporations Act; or

(c)

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Article 14.2 and at the close of business on the record date for notice of such meeting, is entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 14.2.

(2)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with Article 14.2(3)) and in proper written form (in accordance with Article 14.2(4)) to the secretary of the Company at the principal executive offices of the Company.

(3)	To be timely, a Nominating Shareholder’s notice to the secretary of the Company must be made:

(a)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

(4)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must:

(a)	set forth, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

(i)	the name, age, business address and residential address of the person;

(ii)	the principal occupation or employment of the person for the past five years;

(iii)

the class or series and number of shares in the capital of the Company which are directly or indirectly controlled or which are directly or indirectly owned beneficially or of record by the Proposed Nominee and his or her Representatives as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv)

full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including without limitation financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any of his or her Representatives and any Nominating Shareholder or any of its Representatives; and

(v)

any other information relating to the Proposed Nominee or his or her associates or affiliates that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws, provided that if any such additional information, if requested or received, shall be made publicly available to shareholders of the Company; and

(b)	set forth, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(i)	the name, age, business address and, if applicable, residential address of such person;

(ii)

the class or series and number of shares in the capital of the Company which are, directly or indirectly, under the control or direction of, or owned beneficially or of record by, such person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)

full particulars regarding (i) any proxy or other Arrangement pursuant to which such person or any of its Representatives has a right to vote or direct the voting of any shares of the Company, and (ii) any other Arrangement of such person or any of its Representatives relating to the voting of any shares of the Company or the nomination of any person(s) to the board;

(iv)

full particulars regarding any Arrangement of such person or any of its Representatives, the purpose or effect of which is to alter, directly or indirectly, the economic interest of such person or any of its Representatives in a security of the Company or the economic exposure of any such person or any of its Representatives to the Company;

(v)

full particulars of any direct or indirect interest of such person or any of its Representatives in any contract with the Company or with any of the Company’s affiliates, competitors or material suppliers;

(vi)

full particulars regarding any Arrangement, including without limitation financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and such person or any of its Representatives; and

(vii)

any other information relating to such person or any of its Representatives that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws.

(5)

All information to be provided in a timely notice pursuant to Article 14.2(4) shall be provided as of the date of such notice. If requested by the Company, the Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

(6)

For the avoidance of doubt, this Article 14.2 shall be the exclusive means for any person to bring nominations for election to the board before any annual general or special meeting of shareholders of the Company. No person shall be eligible for election as a director of the Company unless such person has been nominated in accordance with the provisions of this Article 14.2; provided, however, that nothing in this Article 14.2 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(7)

Notwithstanding any other provision of these Articles, any notice or other document or information required to be given to the secretary of the Company pursuant to this Article 14.2 may only be given by personal delivery, facsimile transmission or by e-mail (at such e-mail address as may be stipulated from time to time by the secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary at the address of the principal executive offices of the Company, e-mailed (to the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Eastern time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(8)	Notwithstanding the foregoing, the board may, in its sole discretion, waive all or any of the requirements in this Article 14.2.

14.3.	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.4.	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.5.	Directors May Appoint to Fill Vacancies

The directors may appoint a qualified person to fill any vacancy occurring in the board of directors except a vacancy:

(1)	resulting from an increase in the minimum or maximum number of directors; or

(2)	resulting from a failure by the shareholders to elect the number of directors set or otherwise required under these Articles;

and a director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor. For greater certainty, the ability of the directors to add additional directors as provided in Article 13.2 is not filling a vacancy as contemplated hereunder.

14.6.	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7.	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8.	Ceasing to be a Director

Subject to Article 14.4, a director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company; or

(4)	the director is removed from office pursuant to Articles 14.9 or 14.10.

14.9.	Removal of Director by Shareholders

The shareholders may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.10.	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1.	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	INTERESTS OF DIRECTORS AND OFFICERS

16.1.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2.	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.3.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1.	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any; or

(2)	any other director chosen by the directors present if:

(a)	the chair of the board is not present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board is not willing to chair the meeting; or

(c)	the chair of the board has advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4.	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	by other communications medium,

if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5.	Calling of Meetings

The chair of the board, the chief executive officer or any director may, and the secretary or an assistant secretary of the Company, if any, on the request of any of the foregoing must, call a meeting of the directors at any time.

17.6.	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone conversation with that director.

17.7.	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8.	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9.	Waiver of Notice of Meetings

Any director may send to the Company (by fax, e-mail or any other method transmitting legible messages) a document waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors to a number not less than a majority of the directors then in office and, if not so set, is deemed to be a majority of the directors then in office.

17.11.	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12.	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors entitled to vote on the resolution who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article may be by written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	COMMITTEES AND DELEGATION OF AUTHORITY

18.1.	Delegation of Authority

The directors may from time to time delegate to such one or more of the directors or officers of the Company as may be designated by the board all or any of the powers conferred on the board, including by Article 8.1 or by the Business Corporations Act, but not including those powers set forth in Article 18.2(2)(a) through 18.2(2)(g), to such extent and in such manner as the directors shall determine at the time of each such delegation.

18.2.	Appointment and Powers of Committees

The directors may, by resolution:

(1)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph 18.2(1) any of the directors’ powers, except the power to:

(a)	fill vacancies in the board of directors;

(b)	remove a director;

(c)	create a committee of the directors, create or modify the terms of reference for a committee of the directors, or change the membership of, or fill vacancies in, any committee of the directors;

(d)	issue securities except on the terms authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Company except on the terms authorized by the directors; and

(g)	appoint or remove the chief executive officer; and

(3)	make any delegation referred to in paragraph 18.2(2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3.	Audit Committee

The directors shall appoint from among its number an audit committee to be composed of not fewer than three directors in compliance with all regulatory requirements and to provide to the audit committee the powers and duties as determined by the directors.

18.4.	Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 18.1 or 18.3:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5.	Procedure

Unless otherwise determined by the directors or required by the Business Corporations Act:

(1)	each committee shall have power to fix its quorum at not less than 50% of its members, to elect its chair and to regulate its procedure; and

(2)	questions arising at any meeting of a committee at which quorum is present shall be determined by a majority of votes of the members present.

19.	OFFICERS

19.1.	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the title of the officer;

(2)	determine the functions and duties of the officer or permit the chief executive officer to make that determination; and

(3)	revoke, withdraw, alter or vary all or any of the functions and duties of the officer or change the title of the officer or permit the chief executive officer to make any such determinations.

19.3.	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board must be a director. Any other officer need not be a director.

19.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions determined by the directors, or if directed by the directors, by the chief executive officer or such other officer designated by the directors, and are subject to termination at the pleasure of the directors.

20.	INDEMNIFICATION

20.1.	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must indemnify, and pay expenses in advance of the final disposition of an eligible proceeding in accordance with, and to the fullest extent permitted by, the Business Corporations Act.

20.2.	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.3.	Non-Compliance with Business Corporations Act

The failure of an eligible party to comply with the Business Corporations Act or these Articles or, if applicable, any former Articles, does not invalidate any indemnity to which he or she is entitled under this Part.

20.4.	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) referred to in this Article 20.

20.5.	Indemnity Agreements

The Company is authorized to execute agreements evidencing its indemnity in favour of the persons contemplated by Articles 20.1 and 20.2 to the fullest extent permitted by law.

21.	DIVIDENDS

21.1.	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2.	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3.	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4.	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Eastern time) on the date on which the directors pass the resolution declaring the dividend.

21.5.	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6.	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.7.	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.8.	Dividend Bears No Interest

No dividend bears interest against the Company.

21.9.	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.10.	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque sent through the post or by electronic transfer, so authorized by the shareholder, directed to the registered address of the shareholder or the account specified by such shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. Every cheque shall be made payable to the order of the person whom it is sent. The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by such cheque or by such electronic transfer (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.11.	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.12.	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

22.	ACCOUNTING RECORDS

22.1.	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2.	Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3.	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

23.	NOTICES

23.1.	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient; or

(6)

creating and providing the record that is posted on or made available through a generally accessible electronic source and providing the person notice in writing, including by mail, courier, delivery, fax or e-mail, of the availability and location of the record.

23.2.	Deemed Receipt

A notice, statement, report or other record that is:

(1)

mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	delivered to a person is deemed to be received by the person on the day it was delivered;

(3)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(4)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(5)

delivered by posting it on or making it available through a generally accessible electronic source referred to in Article 23.1 is deemed to be received by the person on the day such person is sent notice in writing, including by mail, courier, delivery, fax or e-mail, of the availability and location of such notice, statement, report, document or other record.

23.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4.	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5.	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph 23.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6.	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

23.7.	Omission and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

23.8.	Unregistered Shareholders

Every person who becomes entitled to any share by any means whatsoever shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the central securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Company the proof of authority of his entitlement prescribed by the Business Corporations Act.

24.	SEAL AND EXECUTION OF INSTRUMENTS

24.1.	Who May Attest Seal

Except as provided in Article 24.2, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	any one or more directors or officers or persons as may be determined by the directors.

24.2.	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the directors.

24.3.	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4.	Execution of Instruments

The directors may from time to time by resolution appoint any one or more persons, officers or directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or director is appointed, then any one officer or director of the Company may execute such instrument, document and agreement.

25.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES

The common shares without par value shall have attached thereto the following special rights and restrictions:

25.1.	Voting Rights

The registered holders of the Common shares shall be entitled to receive notice of and to attend all general meetings of the shareholders of the Company and shall have the right to vote at any such meeting on the basis of one vote for each Common share held.

25.2.	Dividends

The registered holders of Common shares shall, in the absolute discretion of the directors, be entitled to receive dividends as and when declared by the directors out of monies of the Company properly applicable to the payment of dividends, subject to the special rights and restrictions attaching to any other class or series of shares of the Company, including any series of preferred shares, to receive any dividend. The registered holders of Common shares shall rank equally, pari passu and share for share, with respect to dividends.

25.3.	Distribution of Assets

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the registered holders of the Common shares of the Company shall be entitled to share equally, share for share, in the remaining assets and property of the Company, subject to the special rights and restrictions attaching to any other class or series of shares of the Company.

26.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE PREFERRED SHARES AS A CLASS

The preferred shares without par value shall have attached thereto, as a class, the following special rights and restrictions:

26.1.	Issuable in Series

The preferred shares may at any time and from time to time be issued in one or more series, and the directors may by resolution create each such series of preferred shares, determine the maximum number of shares of any of those series that the Company is authorized to issue, if any, or alter any such determination, create an identifying name by which the shares of each such series of preferred shares may be identified, or alter any such identifying name, and alter the Company’s Articles and authorize the alteration of the Company’s Notice of Articles accordingly.

26.2.	Special Rights and Restrictions of Series

The board of directors may, by resolution duly passed before the issue of any preferred shares of any series, create and attach special rights and restrictions to the preferred shares of any such series, including, but without in any way limiting or restricting the generality of the foregoing:

(1)

the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue and any preference of such dividends, which may be in preference and priority to any dividends payable to the holders of the common shares or any other shares ranking junior to the preferred shares;

(2)	any rights of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such rights;

(3)

any rights of retraction vested in the holders of preferred shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

(4)	any voting rights;

(5)	any conversion rights;

(6)

any rights to receive the remaining property of the Company upon dissolution, liquidation or winding-up and the amount and preference of any such rights, which may be in preference and priority to any distribution of the property or assets of the Company to the holders of the common shares or any other shares ranking junior to the preferred shares;

(7)	any sinking fund or purchase fund; and

(8)	any other provisions attaching to any such series of preferred shares;

or alter any special rights or restrictions attached to those shares (if none of the shares of that series is issued), and alter the Company’s Articles and authorize the alteration of the Company’s Notice of Articles accordingly.